Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of SIN Holdings, Inc. (the “Company”), on Form 10-QSB for the quarter ended June 30, 2004, (the “Report”), I, Steve S. Sinohui, Chief Executive Officer and Chief Financial Officer of the Company, certify, based on my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	the Report fully complies with the requirement of Section 13(a) of the Securities Exchange Act of 1934; and

2)	the information contained in the Report fairly presents, in all material respects, the Company’s financial position and results of operations.

/s/ Steve S. Sinohui Steve S. Sinohui, Chief Executive Officer and Chief Financial Officer

Date: August 4, 2004